Exhibit 99.2

Contact:	FOR RELEASE:
Richard E. Moran Jr.	January 26, 2009
Executive Vice President and Chief Financial Officer
(310) 481-8483
or
Tyler H. Rose
Senior Vice President
and Treasurer
(310) 481-8484

KILROY REALTY CORPORATION REPORTS

FOURTH QUARTER FINANCIAL RESULTS

LOS ANGELES, January 26, 2009 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter ended December 31, 2008 with net income available for common stockholders of $5.9 million, or $0.18 per share, compared to $65.6 million, or $2.01 per share, in the fourth quarter of 2007. The company’s 2007 fourth quarter net income includes net gains of approximately $61 million on the sale of properties. Revenues from continuing operations in the fourth quarter totaled $72.4 million, up from $69.7 million in the prior year’s fourth quarter. Funds from operations (FFO) for the period totaled $27.2 million, or $0.78 per share, compared to $29.7 million, or $0.85 per share, in the year-earlier period.

For its fiscal year ended December 31, 2008, KRC reported net income available to common stockholders of $34.5 million, or $1.06 per share, compared to $104.2 million, or $3.20 per share, in fiscal year 2007. The company’s 2007 full year net income includes net gains of approximately $75 million on the sale of properties. Revenues from continuing operations in 2008 totaled $290.0 million, up from $258.5 million in 2007. FFO for the year totaled $119.0 million, or $3.42 per share, compared to $110.6 million, or $3.18 per share, in 2007. The company’s 2008 full year net income and FFO include approximately $7.2 million of one-time fees and non-cash rental revenue related to two lease terminations, and the company’s 2007 full year results include approximately $3.5 million of one-time fees and non-cash rental revenues related to two lease terminations. All per-share amounts in this report are presented on a diluted basis.

“KRC delivered a solid performance in 2008, in particular achieving excellent leasing results despite an increasingly difficult economic environment,” said John B. Kilroy, Jr., the company’s president and chief executive officer. “This year, which promises to be even more challenging, our top priorities remain a strong balance sheet and an effective leasing program within our stabilized portfolio and our recently delivered development properties.”

During 2008, KRC delivered just over 560,000 square feet of new and newly redeveloped office space to its stabilized portfolio. These six buildings, contained in five individual projects, represent an aggregate estimated investment of $193 million and are currently 75% leased.

The company also completed construction of its one remaining development project during the fourth quarter, a 51,000 square-foot medical office property located in the Sorrento Mesa submarket of coastal San Diego County. The property represents a total estimated investment of $24 million, of which $16 million has been spent to date, and is currently in lease-up.

KRC management will discuss earnings guidance for fiscal 2009 during the company’s January 27, 2009 earnings conference call. The call will begin at 11:00 a.m. Pacific time and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 679-8035, reservation #70011749. A replay of the conference call will be available via phone through February 10, 2009 at (888) 286-8010, reservation #64084481, or via the Internet at the company’s website.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although

Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange and San Diego counties. At December 31, 2008, the company owned 8.7 million rentable square feet of commercial office space and 3.7 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.

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KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2008	Three Months Ended December 31, 2007	Year Ended December 31, 2008	Year Ended December 31, 2007
Revenues from continuing operations	$72,437	$69,741	$289,968	$258,472
Revenues including discontinued operations	$72,437	$72,155	$290,167	$268,784
Net income available for common stockholders (1)	$5,892	$65,612	$34,513	$104,214
Weighted average common shares outstanding - basic	32,719	32,426	32,467	32,380
Weighted average common shares outstanding - diluted	33,077	32,633	32,670	32,527
Net income per share of common stock - basic	$0.18	$2.02	$1.06	$3.22
Net income per share of common stock - diluted	$0.18	$2.01	$1.06	$3.20
Funds From Operations (2), (3)	$27,182	$29,672	$118,952	$110,584
Weighted average common shares/units outstanding - basic (4)	34,472	34,622	34,532	34,616
Weighted average common shares/units outstanding - diluted (4)	34,831	34,829	34,735	34,762
Funds From Operations per common share/unit - basic (4)	$0.79	$0.86	$3.44	$3.19
Funds From Operations per common share/unit - diluted (4)	$0.78	$0.85	$3.42	$3.18
Common shares outstanding at end of period			33,086	32,766
Common partnership units outstanding at end of period			1,754	2,189

Total common shares and units outstanding at end of period			34,840	34,955

			December 31, 2008	December 31, 2007
Stabilized portfolio occupancy rates:
Office			86.2%	93.7%
Industrial			96.3%	94.7%

Weighted average total			89.2%	94.0%
Los Angeles			92.6%	96.4%
Orange County			94.1%	94.8%
San Diego			83.1%	91.4%
Other			94.2%	99.6%

Weighted average total			89.2%	94.0%
Total square feet of stabilized properties owned at end of period:
Office			8,650	8,089
Industrial			3,719	3,870

Total			12,369	11,959

(1)	Net income after minority interests.

(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	December 31, 2008	December 31, 2007
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$336,874	$324,779
Buildings and improvements	1,888,274	1,719,700
Undeveloped land and construction in progress	246,865	324,077

Total real estate held for investment	2,472,013	2,368,556
Accumulated depreciation and amortization	(532,769)	(463,932)

Total real estate assets, net	1,939,244	1,904,624
Cash and cash equivalents	$9,553	$11,732
Restricted cash	672	546
Marketable securities	1,888	707
Current receivables, net	5,753	4,891
Deferred rent receivables, net	67,144	67,283
Notes receivable	10,824	10,970
Deferred leasing costs and acquisition related intangibles, net	53,539	54,418
Deferred financing costs, net	6,131	8,492
Prepaid expenses and other assets, net	4,835	5,057

TOTAL ASSETS	$2,099,583	$2,068,720

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$316,456	$395,912
Exchangeable senior notes, net	457,010	456,090
Unsecured senior notes	144,000	144,000
Unsecured line of credit	252,000	111,000
Accounts payable, accrued expenses and other liabilities	55,066	58,249
Accrued distributions	21,421	20,610
Deferred revenue and acquisition related liabilities	76,219	59,187
Rents received in advance and tenant security deposits	19,340	18,433

Total liabilities	1,341,512	1,263,481

MINORITY INTERESTS:
7.45% Series A Cumulative Redeemable Preferred units of the Operating Partnership	73,638	73,638
Common units of the Operating Partnership	28,368	38,309

Total minority interests	102,006	111,947

STOCKHOLDERS’ EQUITY:
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	331	328
Additional paid-in capital	663,471	658,894
Distributions in excess of earnings	(129,319)	(87,512)

Total stockholders’ equity	656,065	693,292

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$2,099,583	$2,068,720

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2008	Three Months Ended December 31, 2007	Year Ended December 31, 2008	Year Ended December 31, 2007
REVENUES:
Rental income	$63,747	$62,125	$252,084	$229,672
Tenant reimbursements	7,887	7,320	31,035	25,322
Other property income	803	296	6,849	3,478

Total revenues	72,437	69,741	289,968	258,472

EXPENSES:
Property expenses	12,690	11,255	48,875	43,306
Real estate taxes	5,959	5,137	22,108	19,539
Provision for bad debts	383	783	4,051	473
Ground leases	391	392	1,617	1,582
General and administrative expenses	10,210	9,353	38,260	36,580
Interest expense	11,478	10,765	40,366	37,502
Depreciation and amortization	21,212	20,259	83,275	72,815

Total expenses	62,323	57,944	238,552	211,797

OTHER INCOME AND EXPENSE:
Interest and other investment income	(285)	311	(93)	1,606

Total other income	(285)	311	(93)	1,606

Income from continuing operations before minority interests	9,829	12,108	51,323	48,281
Minority interests:
Distributions on Cumulative Redeemable Preferred units	(1,397)	(1,397)	(5,588)	(5,588)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(266)	(524)	(2,148)	(2,129)

Total minority interests	(1,663)	(1,921)	(7,736)	(7,717)

Income from continuing operations	8,166	10,187	43,587	40,564
Discontinued operations:
Revenues from discontinued operations	—	2,414	199	10,312
Expenses from discontinued operations	135	(1,648)	135	(6,521)
Net gain on dispositions of discontinued operations	—	61,031	234	74,505
Minority interest in earnings of Operating Partnership attributable to discontinued operations	(7)	(3,970)	(34)	(5,038)

Total income from discontinued operations	128	57,827	534	73,258

Net income	8,294	68,014	44,121	113,822
Preferred dividends	(2,402)	(2,402)	(9,608)	(9,608)

Net income available for common stockholders	$5,892	$65,612	$34,513	$104,214

Weighted average shares outstanding - basic	32,719	32,426	32,467	32,380
Weighted average shares outstanding - diluted	33,077	32,633	32,670	32,527
Net income per common share - basic	$0.18	$2.02	$1.06	$3.22

Net income per common share - diluted	$0.18	$2.01	$1.06	$3.20

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2008	Three Months Ended December 31, 2007	Year Ended December 31, 2008	Year Ended December 31, 2007
Net income available for common stockholders	$5,892	$65,612	$34,513	$104,214
Adjustments:
Minority interest in earnings of Operating Partnership	273	4,494	2,182	7,167
Depreciation and amortization of real estate assets	21,017	20,597	82,491	73,708
Net gain on dispositions of discontinued operations	—	(61,031)	(234)	(74,505)

Funds From Operations (1), (2)	$27,182	$29,672	$118,952	$110,584

Weighted average common shares/units outstanding - basic	34,472	34,622	34,532	34,616
Weighted average common shares/units outstanding - diluted	34,831	34,829	34,735	34,762
Funds From Operations per common share/unit - basic	$0.79	$0.86	$3.44	$3.19

Funds From Operations per common share/unit - diluted	$0.78	$0.85	$3.42	$3.18

(1)	The company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of the company’s operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company’s properties, which are significant economic costs and could materially impact the company’s results from operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.